Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (“Agreement”) made this 24th day of December 2008 by and among NB Telecom, Inc., a Nevada corporation (the “Parent”), China XD Plastics Company Limited, a Nevada corporation (the “Merger Sub”) wholly owned by the Parent, and Favor Sea Limited (“Company”) a British Virgin Islands corporation, and XD. Engineering Plastics Company Limited, a British Virgin Islands corporation, the principal shareholder of the Company (the “Principal Shareholder” and together with the minority shareholders in the Company, the “Sellers”).

R E C I T A L S:

        A.     The respective Boards of Directors of the Parent and the Company have determined that an acquisition of the Company by the Merger Sub and then the merger of the Merger Sub with and into the Parent (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders, and such Boards of Directors have approved such Merger, pursuant to which shares of Common Stock of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time of the Merger (as defined in Section 1.03) and all securities convertible or exchangeable into Company Common Stock will be exchanged (including by reservation for future issuances) will be exchanged for the right to receive 99% of Common Stock of the Parent (“Parent Common Stock”) other than Dissenting Shares (as defined in Section 2.01(d)).

        B.     The Parent, the Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        C.     For federal income tax purposes, the parties intend that the Merger shall qualify as reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”).

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I:
THE MERGER AND MERGER CONSIDERATION

1.01   The Merger and Consideration. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Corporations Code (the “Nevada Statutes”), the Merger Sub shall acquire the Company and then shall be merged with and into the Parent at the Effective Time of the Merger. The Company will become a wholly owned subsidiary of the Parent upon which the Merger Sub shall no long exist, and Parent’s name will change to the Merger Sub’s name, pursuant to section 92A.180 of the Nevada Statutes. The Merger Sub shall issue (i) to the Sellers and their designees, 10 shares or such number of shares of the common stock of the Merger Sub which shall constitute no more than 10% ownership interest in the Merger Sub and which shall be converted into approximately 50,367,778 shares of the Parent Common Stock prior to and approximately 405,928 post a reverse stock split in accordance with Section 1.08 to be done in conjunction of the Merger, and 1,000,000 shares of convertible Series A preferred stock which shall convert approximately 1:38.2 into 38,194,072 shares of Parent Common Stock after the completion of the Merger so that eventually the Sellers and their designees shall own approximately 99% of Parent Common Stock outstanding post the completion of the Merger; and (ii) to the Principal Shareholder and their designees, 1,000,000 shares of Series B preferred stock. Immediately after the Merger and the reverse stock split in accordance with Section 1.08, the Parent shall conduct an amendment to its charter to increase the authorized shares of Parent Common Stock to 500,000,000 to allow such conversion of preferred stock into Parent Common Stock. At that time, the Parent will also amend its charter to increase the authorized shares of its preferred stock to 50,000,000. Forms of the certificates of designation of the Series A convertible preferred stock and Series B preferred stock are attached hereto as Exhibit A and Exhibit B, respectively.

1.02   Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. on the business day upon satisfaction of the conditions set forth in Article VI (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article VI) (the “Closing Date”), at the offices of Troutman Sanders LLP in New York, unless another date, time or place is agreed to in writing by the parties hereto.

1.03   Effective Time of Merger. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file articles of merger (the “Articles of Merger”) executed in accordance with the relevant provisions of the Nevada Statutes and shall make all other filings or recordings required under Nevada Statutes. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of Nevada or at such other time as is permissible in accordance with Nevada Statutes and as the Parent and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being the “Effective Time of the Merger”). The Parent shall use reasonable efforts to have the Closing Date and the Effective Time of the Merger to be the same day.

1.04   Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the Nevada Statutes.

1.05   Articles of Incorporation; Bylaws; Purposes.

        (a)     The Certificate of Incorporation of the Parent in effect immediately prior to the Effective Time of the Merger shall be the Certificate of Incorporation of the Parent until thereafter changed or amended as provided therein or by applicable law.

        (b)     The Bylaws of the Parent in effect at the Effective Time of the Merger shall be the Bylaws of the Parent until thereafter changed or amended as provided therein or by applicable law.

        (c)     The purposes of the Parent and the total number of its authorized capital stock shall be as set forth in the Certificate of Incorporation of the Parent in effect immediately prior to the Effective Time of the Merger until such time as such purposes and such number may be amended as provided in the Certificate of Incorporation of the Parent and by applicable law.

1.06   Directors. The directors of the Company at the Effective Time of the Merger shall be the directors of the Parent, and its subsidiary, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.07   Officers. The officers of the Company at the Effective Time of the Merger shall be the officers of the Parent and its subsidiary, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.08   Stock Split. Immediately following the execution of this Agreement, the Parent shall take all actions required to affect an approximate one hundred and twenty-four and one tenth for one reverse split (124.1:1) of the authorized and issued and outstanding Parent Common Stock, so that after such split and redemption there will be approximately authorized, issued and outstanding 805,928 shares of the Parent Common Stock. The record and effective date of the reverse split shall be December 31, 2008.

1.09   Round-Up. Immediately following the execution of this Agreement and upon the effectiveness of the reverse split, the surviving entity of the Merger will issue an appropriate number of shares to round-up any fractional shares and shares below 100 post the reverse split held by each shareholder of record on the record date of December 31, 2008 to 100 shares of Parent Common Stock. Such newly issued shares for the round-up shall be referred to hereinafter as the “Round-Up Shares”. Such Round-Up Shares shall be deducted from the account(s) of certain shareholders of the Parent existing prior to the date of this Agreement designated by the Parent per the Parent’s written instruction to the transfer agent of the Parent.

ARTICLE II:
EFFECT OF THE MERGER
ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS

2.01   Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holders of shares of Company Common Stock or any shares of capital stock of the Merger Sub:

        (a)     Common Stock of the Merger Sub. Each share of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into shares of Parent Common Stock according to Section 2.02 and shall be the issued and outstanding capital stock of the Parent.

        (b)     Cancellation of Parent-Owned Merger Sub Common Stock. Each share of Common Stock of the Merger Sub that is owned by the Parent shall automatically be cancelled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

        (c)     Conversion of Company Common Stock. Except as otherwise provided herein, each issued and outstanding share of Company Common Stock shall be converted into fully paid and nonassessable shares of Parent Common Stock in accordance with the Exchange Ratio described in Section 2.02.

        (d)     Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger held by a holder (if any) who has the right to demand payment for and an appraisal of such shares as provided under British Virgin Islands law, if applicable, (“Dissenting Shares”) shall not be converted into a right to receive Merger Consideration unless such holder fails to perfect or otherwise loses such holder’s right to such payment or appraisal, if any. If, after the Effective Time of the Merger, such holder fails to perfect or loses any such right to appraisal, each such share of such holder shall be treated as a share that had been converted as of the Effective Time of the Merger into the right to receive Merger Consideration in accordance with this Section 2.01. The Company shall give prompt notice to the Parent of any demands received by the Company for appraisal of shares of Company Common Stock, and the Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Parent, make any payment with respect to, or settle or offer to settle, any such demands.

2.02   Exchange Ratio. The “Exchange Ratio” is as follows: Each share of Company Stock shall be converted into shares of Parent Common Stock in the Merger, an Exchange Ratio of 1: 5,036,778 Parent.

2.03   Stock Warrants. At the Effective Time of the Merger, there will be no outstanding warrants to purchase Parent Common Stock.

2.04   Exchange of Certificates.

        (a)     Exchange of Certificates. As soon as reasonably practicable as of or after the Effective Time of the Merger, the Parent shall issue the Parent Shares, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II.

        (b)     Settlement Date. The settlement date as set forth herein shall be such date which is six months from the Effective Time of the Merger and the date of the resolution of any Contests further to Section 8.03 herein.

        (c)     Exchange Procedures. At the Effective Time of the Merger, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock shall, upon surrender of such certificate or certificates and acceptance be entitled to a certificate or certificates representing the number of shares of Parent Common Stock into which the aggregate number of shares of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Company shareholders shall accept such certificates upon compliance with such reasonable terms and conditions to affect an orderly exchange thereof in accordance with normal exchange practices. All shares of Company Common Stock shall be surrendered at the Effective Time of the Merger. After the Effective Time of the Merger, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock. If any certificate for such Parent Common Stock is to be issued in a name other than that in which the certificate for Company Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Parent or its transfer agent any transfer or other taxes or other costs required by reason of the issuance of certificates for such Parent Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Parent or its transfer agent that all taxes have been paid.

        (d)     No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of certificates representing shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such certificates.

        (e)     No Liability. None of the Parent, the Merger Sub, or the Company shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All certificates representing shares of Company Common Stock shall have been surrendered at the Effective Time of the Merger.

ARTICLE III:
REPRESENTATIONS AND WARRANTIES

3.01   Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedule delivered by the Company to the Parent at the time of execution of this Agreement, the Company represents and warrants to the Parent and the Merger Sub as follows:

        (a)     Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 10.02) with respect to the Company.

        (b)     Subsidiaries. The Company owns 100% of its subsidiaries, Favor Sea (US) Limited, a New York corporation, Hong Kong Engineering Plastics Company Limited, a corporation established and existing in China, which in turn owns 100% ownership interest in Harbin Xinda Macromolecule Material Co., Ltd., a limited liability company established and existing in China (collectively, “Company Subs”). The Company has no interest in any other company, corporation, partnership, joint venture or otherwise other than the Company Subs.

        (c)     Capital Structure. The authorized capital stock of the Company consists of 50,000 of Company Common Stock. There are 40,000 shares of Common Stock outstanding, all of which are owned by Sellers. Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. The Company Disclosure Schedule sets forth the outstanding Capitalization of the Company. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”) or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

        (d)     Authority; Noncontravention. The Company has the requisite corporate and other power and authority to enter into this Agreement and to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the Articles of Incorporation or Bylaws of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local government or any court, administrative agency or commission or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, for the filing of the Articles of Merger with the Secretary of State of Nevada.

        (e)     Financial Statements. (i) The Parent has received a copy of the audited consolidated financial statements of the Company and Company Subs for the fiscal year ended December 31, 2007 and 2006 and unaudited financial statements for the nine-months ended September 30, 2008 and 2007 (collectively, the “Financial Statements”). The Financial Statements fairly present the financial condition of the Company at the dates indicated and its results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature. (ii) Since September 30, 2008 (the “Balance Sheet Date”), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company except in the ordinary course of business. (iii) Since the Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

        (f)     Absence of Certain Changes or Events. Since the Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to the Company; (ii) any condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.01 without prior consent of the Parent; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

        (g)     Litigation; Labor Matters; Compliance with Laws.

        (i)     There is no suit, action or proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

        (ii)     The Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to the Company.

        (iii)     The conduct of the business of the Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

        (h)     Benefit Plans. The Company is not a party to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company (collectively, “Benefit Plans”).

        (i)     Certain Employee Payments. The Company is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of the Company of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

        (j)     Tax Returns and Tax Payments. The Company has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid Taxes has been made or become a lien against the property of the Company or is being asserted against the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. As used herein, “taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees,, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

        (k)     Environmental Matters. The Company is in compliance with all applicable Environmental Laws. “Environmental Laws” means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws.

        (l)     Material Contract Defaults. The Company is not, or has not received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a Material Contract means any contract, agreement or commitment that is effective as of the Closing Date to which the Company is a party (i) with expected receipts or expenditures in excess of $100,000, (ii) requiring the Company to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $100,000 or more, including guarantees of such indebtedness, or (v) which, if breached by the Company in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Company or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

        (m)     Properties. The Company has good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

        (n)     Trademarks and Related Contracts. To the knowledge of the Company:

                 (i)     As used in this Agreement, the term “Trademarks” means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature; the term “Trade Secrets” means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term “Intellectual Property” means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term “Company License Agreements” means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available or less than $25,000), and any written settlements relating to any Intellectual Property, to which the Company is a party or otherwise bound; and the term “Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

                 (ii)     To the knowledge of the Company, none of the Company’s Intellectual Property or Company License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against the Company or its successors.

        (o)     Board Recommendation. The Board of Directors of the Company has unanimously determined that the terms of the Merger are fair to and in the best interests of the shareholders of the Company and recommended that the holders of the shares of Company Common Stock approve the Merger.

        (p)     Required Company Vote. The affirmative vote of a majority of the shares of each of the Company Common Stock is the only vote of the holders of any class or series of the Company’s securities necessary to approve the Merger (the “Company Shareholder Approval”).

3.02   Representations and Warranties of Company Subs. Except as set forth in the Company Disclosure Schedule delivered by the Company to the Parent at the time of execution of this Agreement, the Company and the Shareholders, jointly and severally, each represents and warrants to the Parent and the Merger Sub as follows:

        (a)     Organization, Standing and Corporate Power. Company Subs are duly organized, validly existing and in good standing under the laws of the People’s Republic of China and Hong Kong and has the requisite corporate power and authority to carry on its business as now being conducted. Company Subs are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of their business or the ownership or leasing of their properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 10.02) with respect to Company Subs.

        (b)     Subsidiaries: The Company Subs are 100% owned by the Company and shall remain wholly owned subsidiaries of the Company following the Sale.

        (c)     Capital Structure. Except as set forth in the Financial Statements, no shares of capital stock or other equity securities of Company Subs are issued, reserved for issuance or outstanding. All outstanding equity ownership interest in Company Subs are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Company Subs having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Company Subs may vote. The Company Disclosure Schedule sets forth the outstanding Capitalization of Company Subs. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Company Subs are a party or by which they are bound obligating Company Subs to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Company Subs or obligating Company Subs to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Company Subs to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Company Subs. There are no agreements or arrangements pursuant to which Company Subs are or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”) or other agreements or arrangements with or among any security holders of Company Subs with respect to securities of Company Subs.

        (d)     Authority; Noncontravention. Each of the Company Subs has the requisite corporate and other power and authority to enter into this Agreement and to make the representations contained herein. This Agreement has been duly executed and delivered by Company Subs and constitutes a valid and binding obligation of Company Subs, enforceable against Company Subs in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Company Subs under, (i) the Articles of Incorporation or Bylaws of Company Subs, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Company Subs, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Company Subs, their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local government or any court, administrative agency or commission or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to Company Subs in connection with the execution and delivery of this Agreement by Company Subs or the consummation by Company Subs of the transactions contemplated hereby, except, as set forth in the Company Disclosure Schedule.

        (e)     Absence of Certain Changes or Events. Since the Balance Sheet Date, other than the ownership interest transfer to the Company, if applicable, each of the Company Subs has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to Company Subs; (ii) any condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Company Subs; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.01 without prior consent of the Parent; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Company Subs to consummate the transactions contemplated by this Agreement.

        (f)     Litigation; Labor Matters; Compliance with Laws.

                 (i)     There is no suit, action or proceeding or investigation pending or, to the knowledge of Company Subs, threatened against or affecting Company Subs or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Company Subs or prevent, hinder or materially delay the ability of Company Subs to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Company Subs having, or which, insofar as reasonably could be foreseen by Company Subs, in the future could have, any such effect.

                 (ii)     None of the Company Subs is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Company Subs.

                 (iii)     The conduct of the business of Company Subs complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

        (g)     Benefit Plans. None of the Company Subs is a party to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which it currently has an obligation to provide benefits to any current or former employee, officer or director of Company Subs (collectively, “Benefit Plans”).

        (h)     Certain Employee Payments. None of the Company Subs is a party to any employment agreement which could result in the payment to any current, former or future director or employee of Company Subs of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

        (i)     Tax Returns and Tax Payments. Each of the Company Subs has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid Taxes has been made or become a lien against the property of Company Subs or is being asserted against Company Subs, no audit of any Tax Return of Company Subs is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Company Subs and is currently in effect. As used herein, “taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees,, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

        (j)     Environmental Matters. Each of the Company Subs is in material compliance with all applicable Environmental Laws. “Environmental Laws” means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws.

        (k)     Material Contract Defaults. None of the Company Subs is, nor have they received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a Material Contract means any contract, agreement or commitment that is effective as of the Closing Date to which Company Subs is a party (i) with expected receipts or expenditures in excess of $100,000, (ii) requiring Company Subs to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $100,000 or more, including guarantees of such indebtedness, or (v) which, if breached by Company Subs in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Company Subs or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

        (l)     Properties. Each of the Company Subs has good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by Company Subs or acquired after the date thereof which are, individually or in the aggregate, material to Company Subs’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

        (m)     Trademarks and Related Contracts. To the knowledge of Company Subs:

                 (i)     As used in this Agreement, the term “Trademarks” means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature; the term “Trade Secrets” means technology; trade secrets and other confidential information, know- how, proprietary processes, formulae, algorithms, models, and methodologies; the term “Intellectual Property” means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term “Company License Agreements” means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available or less than $25,000), and any written settlements relating to any Intellectual Property, to which Company Subs is a party or otherwise bound; and the term “Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

                 (ii)     To the knowledge of Company Subs, none of Company Subs’s Intellectual Property or Company License Agreements infringe materially upon the rights of any third party that may give rise to a cause of action or claim against Company Subs or their successors.

3.03   Representations and Warranties of the Parent and the Merger Sub. Except as set forth in the disclosure schedule delivered by the Parent to the Company at the time of execution of this Agreement (the “Parent Disclosure Schedule”), the Parent and the Merger Sub represent and warrant to the Company as follows:

        (a)     Organization, Standing and Corporate Power. Each of the Parent, the Merger Sub and the other Parent Subsidiaries (as defined in Section 3.03(b)) is (or at Closing will be) duly organized, validly existing and in good standing under the laws of the State of Nevada, as is applicable, and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Parent, the Merger Sub and the other Parent Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to the Parent.

        (b)     Subsidiaries. The Parent has one subsidiary: Merger Sub, which is a Nevada corporation incorporated in December 2008. All the outstanding shares of capital stock of each such entity which is a corporation have been validly issued and are fully paid and nonassessable and, except as set forth in the Parent Disclosure Schedule, are owned (of record and beneficially) by the Parent, free and clear of all Liens. Except for the capital stock of its subsidiaries, which are corporations, the Parent does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

        (c)     Capital Structure. As of the date of this Agreement, the authorized capital stock of the Parent consists of 100,000,000 shares of Parent Common Stock, $0.0001 par value, and 10,000,000 shares of preferred stock at $0.0001 par value, of which approximately 49,632,222 shares of Parent Common Stock will be issued and outstanding as of the date of this Agreement and no shares of Parent Common Stock are issuable upon the exercise of outstanding warrants, convertible notes, and options and otherwise. As of the date hereof, there are approximately 330 shareholders of the Parent Common Stock issued and outstanding. Immediately prior to the Closing, pursuant to Section 1.08 of the Agreement, there shall be an approximate 124.1:1 reverse split of shares of Parent Common Stock issue and outstanding. Except as set forth above, no shares of capital stock or other equity securities of the Parent are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Parent may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Parent or any of its subsidiaries is a party or by which any of them is bound obligating the Parent or any its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of the Parent or any of its subsidiaries or obligating the Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of the Parent or any of its subsidiaries or obligating the Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Parent or any of its subsidiaries.

        (d)     Authority; Noncontravention. The Parent and subsidiaries have all requisite corporate authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Parent and the Merger Sub and the consummation by the Parent and the Merger Sub of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Parent and the Merger Sub. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of each of the Parent and the Merger Sub, enforceable against each such party in accordance with its terms. The execution and delivery of this agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Parent or any of its subsidiaries under, (i) the articles of incorporation or bylaws of the Parent or the Merger Sub or the comparable charter or organizational documents of any other subsidiary of the Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Parent, the Merger Sub or any other subsidiary of the Parent or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Parent, the Merger Sub or any other subsidiary of the Parent or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to the Parent or could not prevent, hinder or materially delay the ability of the Parent to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to the Parent, the Merger Sub or any other subsidiary of the Parent in connection with the execution and delivery of this Agreement by the Parent or the Merger Sub or the consummation by the Parent or the Merger Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for the filing of the Articles of Merger with the Secretaries of State of Nevada, as required, and such other consents, approvals, orders, authorizations, registrations, declarations, states.

        (e)     SEC Documents; Undisclosed Liabilities. The Parent has filed all reports, schedules, forms, statements and other documents as required by the Securities and Exchange Commission (the “SEC”) and the Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC documents, and none of the Parent SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Parent SEC Documents, to the knowledge of the Parent’s management, contains any untrue statement of a material fact or omits to state any material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Parent included in such Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Parent’s independent accountants). Except as set forth in the Parent SEC Documents, at the date of the most recent audited financial statements of the Parent included in the Parent SEC Documents, neither the Parent nor any of its subsidiaries had, and since such date neither the Parent nor any of such subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Parent.

        (f)     Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents, since the date of the most recent financial statements included in the Parent SEC Documents, the Parent has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been: (i) any material adverse change with respect to the Parent; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Parent; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.02 without the prior consent of the Company; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Parent to consummate the transactions contemplated by this Agreement.

        (g)     Interim Operations of the Merger Sub. The Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has (or will have) engaged in no other business activities and has (or will have) conducted its operations only as contemplated hereby.

        (h)     Litigation; Labor Matters; Compliance with Laws.

                 (i)     There is no suit, action or proceeding or investigation pending or, to the knowledge of the Parent, threatened against or affecting the Parent or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Parent or prevent, hinder or materially delay the ability of the Parent to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Parent having, or which, insofar as reasonably could be foreseen by the Parent, in the future could have, any such effect.

                 (ii)     The Parent is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to the Parent.

                 (iii)     The conduct of the business of the Parent complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

        (i)     Benefit Plans. The Parent is not a party to any Benefit Plan under which the Parent currently has an obligation to provide benefits to any current or former employee, officer or director of the Parent.

        (j)     Certain Employee Payments. The Parent is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of the Parent of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

        (k)     Tax Returns and Tax Payments. The Parent has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid Taxes has been made or become a lien against the property of the Parent or is being asserted against the Parent, no audit of any Tax Return of the Parent is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Parent and is currently in effect.

        (l)     Environmental Matters. The Parent is in material compliance with all applicable Environmental Laws.

        (m)     Material Contract Defaults. The Parent is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a Material Contract means any contract, agreement or commitment that is effective as of the Closing Date to which the Parent is a party (i) with expected receipts or expenditures in excess of $10,000, (ii) requiring the Parent to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $10,000 or more, including guarantees of such indebtedness, or (v) which, if breached by the Parent in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Parent or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

        (n)     Properties. The Parent has good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by the Parent or acquired after the date thereof which are, individually or in the aggregate, material to the Parent’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

        (o)     Trademarks and Related Contracts. The Parent does not hold any Trademarks, Trade Secrets, or Intellectual Property, and is not party to any license agreements regarding such.

        (p)     Board Recommendation. The Board of Directors of the Parent has unanimously determined that the terms of the Merger are fair to and in the best interests of the shareholders of the Parent.

        (q)     Spin-Off. Immediately after and in conjunction with the consummation of the Merger, the Parent will spin off all of assets and liabilities of the Parent’s existing operation to Sotech, Inc., a Georgia corporation (“Sotech”), in a distribution (the “Spin-Off”) so that the only material assets of the Parent following the Spin-Off will be the ownership of the Merger Sub. Sotech shall assume all existing and future liabilities arising from or associated with or related to the existing operation of the Parent so that the Parent and the newly merged entity shall not be liable for any such liabilities.

        (r)     Liabilities. The Parent and the Merger Sub guarantee that the Company and the Sellers are free from any and all claims, liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) from the operations of the Parent and any of its subsidiaries on and prior to the date hereof. The foregoing representation and warranty of the Parent and the Merger Sub under this Section 3.03(r) shall survive and remain in full force and effect for the two years following the Effective Time of the Merger.

        (s)     (s) _____. The Parent and the Merger Sub guarantee that prior to the consummation of the Merger all outstanding Parent Common Stock purchase rights, options, and warrants shall be cancelled (the “Cancellation”). The Parent will file a Form 8-K with the SEC regarding such Cancellation.

ARTICLE IV:
COVENANTS RELATING TO
CONDUCT OF BUSINESS PRIOR TO MERGER

4.01   Conduct of the Company and the Parent. From the date of this Agreement and until the Effective Time of the Merger, or until the prior termination of this Agreement, the Company and the Parent, shall not, unless mutually agreed to in writing:

        (a)     engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any Lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Effective Time of the Merger;

        (b)     sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

        (c)     fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Effective Time of the Merger;

        (d)     except for matters related to complaints by former employees related to wages, suffer or permit any material adverse change to occur with respect to the Company and the Parent or their business or assets; or

        (e)     Make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

ARTICLE V:
ADDITIONAL AGREEMENTS

5.01   Access to Information; Confidentiality.

        (a)     The Company shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to the Parent and its representatives reasonable access during normal business hours during the period prior to the Effective Time of the Merger to its and to Company Subs’ properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its and Company Subs’ officers, employees and representatives to, furnish promptly to the Parent all information concerning their respective business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of the Parent and the Merger Sub set forth herein and compliance by the Parent and the Merger Sub of their respective obligations hereunder, during the period prior to the Effective Time of the Merger, the Parent shall provide the Company and its representatives with reasonable access during normal business hours to its and Merger Sub’s properties, books, contracts, commitments, personnel and records as may be necessary to enable the Company to confirm the accuracy of the representations and warranties of the Parent and the Merger Sub set forth herein and compliance by the Parent and the Merger Sub of their obligations hereunder, and, during such period, the Parent shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to the Company upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each of the Company, the Merger Sub, and the Parent will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

        (b)     No investigation pursuant to this Section 5.01 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

5.02   Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. The Parent, the Merger Sub and the Company will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments and including such consents, approvals, waivers, permits or authorizations as may be required to transfer the assets and related liabilities of the Company to the Merger Sub in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations and (ii) in facilitating each other’s due diligence investigations. The Parent and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Merger.

5.03   Public Announcements. The Parent and the Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof. Notwithstanding the foregoing, Company may disclose the contemplated Merger in letters to the Company’s optionees for purposes of fulfilling the Company’s obligations under the Company Option Plan to the said optionees.

5.04   Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

5.05   Directorships. Upon the Effective Time of the Merger, all officers of the Parent shall have resigned and the Parent shall have taken all action to cause HAN Jie, MA Qingwei, MA Junjie to be elected to its Board of Directors and its officers to consist of the following: Mr. HAN Jie as the Chairman of the Board, the CEO and acting CFO.

5.06   No Solicitation. Except as previously agreed to in writing by the other party, neither the Company or the Parent shall authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving the Company or the Parent, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Merger or which would or could be expected to dilute the benefits to the Company of the transactions contemplated hereby. The Company or the Parent will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

ARTICLE VI:
CONDITIONS PRECEDENT

6.01   Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a)     Opinions of Counsel. Execution and delivery of the following: to the Company, an opinion of counsel from the Parent’s legal counsel that the terms, conditions and structure of this Merger satisfy Nevada law.

        (b)     No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

        (c)     No Dissent. Holders of no more than five percent (5%) of the Merger Sub’s Common Stock shall have dissented to the Merger.

        (d)     Auditor Letter. Auditor’s bring down letter confirming the cancellation of all liabilities of the Parent and its subsidiaries.

        (e)     Deliverables of Parent. Parent shall deliver to the Sellers the following:

                 (i)     the minute books of the Parent and any of its subsidiaries, including its corporate seals, unissued stock certificates, stock registers, Certificate of Incorporation, bylaws and corporate minutes;

                 (ii)     information on any bank accounts of the Parent and any of its subsidiaries and confirmation of the cancellation of such bank accounts;

                 (iii)        copies of any material contracts of the Parent and any of its subsidiaries; and

                 (iv)        a certificate respecting the good standing of the Parent from the Secretary of State of Nevada.

6.02   Conditions to Obligations of the Parent and the Merger Sub. The obligations of the Parent and the Merger Sub to effect the Merger are further subject to the following conditions:

        (a)     Representations and Warranties. The representations and warranties of the Company and Company Subs set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. The Parent shall have received a certificate signed on behalf of the Company by the president of the Company to such effect.

        (b)     Performance of Obligations of the Company. The Company and Company Subs shall have performed the obligations required to be performed by them under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to the Company or adversely affect the ability of the Company to consummate the transactions herein contemplated or perform its obligations hereunder), and the Parent shall have received a certificate signed on behalf of the Company by the president of the Company to such effect.

        (c)     Consents, etc. The Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

        (d)     No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Parent or any of its subsidiaries any damages that are material in relation to the Parent and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, the Parent or any of its subsidiaries of any material portion of the business or assets of the Company, the Parent or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company, the Parent or any of its subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of the Parent or Merger Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or Common Stock of the Surviving Corporation, including, without limitation, the right to vote the Company Common Stock or Common Stock of the Surviving Corporation on all matters properly presented to the shareholders of the Company or the Surviving Corporation, respectively, or (iv) seeking to prohibit the Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company.

        (e)     Due Diligence Investigation. The Parent shall be satisfied with the results of its due diligence investigation of the Company and Company Subs in its sole and absolute discretion.

        (f)     The Company shall file a Form 8-K with the SEC within four business days of the Closing Date of the Merger containing information about the Merger and Pro Forma financial statements of the Parent and the Company and audited financial statements of the Company as required by Regulation S-K. Such Form 8-K shall be in form and substance acceptable to Parent and its counsel prior to Closing.

6.03   Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

        (a)     Representations and Warranties. The representations and warranties of the Parent and the Merger Sub set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of the Parent by the president of the Parent to such effect.

        (b)     Performance of Obligations of the Parent and the Merger Sub. The Parent and the Merger Sub shall have performed the obligations required to be performed by them under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to the Parent or adversely affect the ability of the Parent to consummate the transactions herein contemplated or perform its obligations hereunder), and the Company shall have received a certificate signed on behalf of the Parent by the president of the Parent to such effect.

        (c)     No Litigation. There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company, the Parent or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company, the Parent or of its any subsidiaries.

        (d)     Consents, etc. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

        (e)     Filing of Merger Agreement. The Parent shall have filed or will promptly file after the Closing Date in the office of the Secretary of State or other office of each jurisdiction in which such filings are required for the Merger to become effective.

        (f)     Resignations. The Parent shall deliver to the Company written resignations of all of the officers of the Parent and evidence of election of those new directors and officers as further escribed in Section 5.06 herein.

        (g)     8-K. The Post Merger Company shall file a Form 8-K with the SEC within four days of the closing of the Merger containing audited financial statements of the Company as required by Regulation S-K.

ARTICLE VII:
TERMINATION, AMENDMENT AND WAIVER

7.01   Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger:

        (a)     by mutual written consent of the Parent and the Company;

        (b)     by either the Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

        (c)     by either the Parent or the Company if the Merger shall not have been consummated on or before December 31, 2008 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger);

        (d)     by the Parent, if a material adverse change shall have occurred relative to the Company;

        (e)     by the Parent, if the Company willfully fails to perform in any material respect any of its material obligations under this Agreement; or

        (f)     by the Company, if the Parent or the Merger Sub willfully fails to perform in any material respect any of their respective obligations under this Agreement.

7.02   Effect of Termination. In the event of termination of this Agreement by either the Company or the Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Parent, the Merger Sub or the Company, other than the provisions of the last sentence of Section 5.01(a) and this Section 7.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

7.03   Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

7.04   Extension; Waiver. Subject to Section 7.0 1(c), at any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

7.05   Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver of this Agreement pursuant to Section 7.04 shall, in order to be effective, require in the case of the Parent, the Merger Sub or the Company, action by its Board of Directors.

7.06   Return of Documents. In the event of termination of this Agreement for any reason, the Parent and the Company will return to the other party all of the other party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. The Parent and Company will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party’s information kept confidential.

ARTICLE VIII:
INDEMNIFICATION AND RELATED MATTERS

8.01   Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger until the Settlement Date.

8.02   Indemnification.

        (a)     Irrespective of any due diligence investigation conducted by the Company with regard to the transactions contemplated hereby, the Parent shall indemnify and hold the Company and each of its officers and directors (the “Company Representatives”) harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (collectively, “Losses”) arising out of, based upon, attributable to or resulting from any and all Losses incurred or suffered by the Company or any of the Company Representatives resulting from or arising out of any breach of a representation, warranty or covenant made by the Parent as set forth herein.

        (b)     The Company shall indemnify and hold the Parent and each of its officers and directors (the “Parent Representatives”) harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (collectively, “Losses”) arising out of, based upon, attributable to or resulting from any and all Losses incurred or suffered by the Parent or any of the Parent Representatives resulting from or arising out of any breach of a representation, warranty or covenant made by Company as set forth herein.

8.03   Notice of Indemnification. In the event any proceeding shall be threatened or instituted or any claim or demand shall be asserted in respect of which payment may be sought by the Parent or any Parent Representative or by the Company or any Company Representative, against the other, as the case may be (each an “Indemnitee”), under the provisions of this Article VIII (an “Indemnity Claim”), the Indemnitee shall promptly cause written notice of the assertion of any such Claim of which it has knowledge which is covered by this indemnity to be forwarded to the Parent Representative, who shall be Paul Kelly, or the Company. Any notice of an Indemnity Claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty or covenant with respect to which the Indemnity Claim is made, the facts giving rise to an alleged basis for the Claim, and the amount of the liability asserted against the Indemnitor by reason of the Indemnity Claim. Within ten (10) days of the receipt of such written notice, the Parent Representative or the Company, as the case may be, shall notify the Indemnitee in writing of its intent to contest the indemnification obligation (a “Contest”) or to accept liability hereunder. If the Parent Representative or the Company, as the case may be, does not respond within ten (10) days of the request of such written notice to such written notice, the Parent Representative or the Company, as the case may be, will be deemed to accept liability as it relates to the Merger Consideration. In such event, the Indemnitee will deliver a Notice to the Parent that there is a determination of liability to this Section 8.03 and the Parent shall be instructed to adjust the Merger Consideration. In the event of a Contest, within ten (10) days of the receipt of the written notice thereof, the parties will select arbitrators and submit the dispute to binding arbitration before the American Arbitration Association at a venue to be located in New York City. The arbitrators shall be selected by the mutual agreement of the parties. If the parties can not agree on the arbitrator, each may select one arbitrator and the two designated arbitrators shall select the third arbitrator. If the third arbitrator can not be agreed upon, the American Arbitration Association in New York shall select the third arbitrator. A decision by the individual arbitrator or a majority decision by the three arbitrators shall be final and binding upon the parties. Such arbitration shall follow the rules of the American Arbitration Association and must be resolved by the arbitrators within thirty (30) days after the matter is submitted to arbitration. If the arbitration is ruled favorably for Parent so that there is a determination of a Loss, the Indemnitee will deliver a Notice to the Parent that there is a determination of liability pursuant to this Section 8.03 and the Parent shall adjust the Merger Consideration Deposit accordingly.

ARTICLE IX:
Intentionally left blank and reserved.

ARTICLE X:
GENERAL PROVISIONS

10.01   Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile, electronic mail, or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to the Parent or Parent Representative, to:

NB Telecom, Inc. 106 May Drive Saxonburg, Pennsylvania 16056 Attn: Paul Kelly (724) 352-7606

Attention:

Jones, Haley & Mottern, P.C. 115 Perimeter Center Place, Suite 170 Atlanta, Georgia 30346 Attn: Richard W. Jones (770) 804-0500

(b)	if to the Company, to:

Favor Sea Limited P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola, British Virgin Islands

Attention:

Allbright Law Offices Citigroup Tower 4/F No. 33 Hua Yuan Shi Qiao Road Pudong New Area Shanghai, 200120 Attn: Steve Zhu, Esq. (021)-61059116

Attention:

Troutman Sanders LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 Attention: Howard H. Jiang, Esq. (212) 704-6063

10.02   Definitions. For purposes of this Agreement:

        (a)     an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

        (b)     “material adverse change” or “material adverse effect” means, when used in connection with the Company or the Parent, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of the Parent to the consummation of the Merger);

        (c)     “person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

        (d)     a “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

10.03   Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

10.04   Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

10.05   Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

10.06   Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

10.07   Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

10.08   Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

10.09   Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts shall have been executed by each of the parties and delivered to the other parties.

[Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

PARENT:

NB TELECOM, INC.

By:	/s/ Paul Kelly Name: Paul Kelly Title: President

MERGER SUB:

CHINA XD PLASTICS COMPANY LIMITED

By:	/s/ Paul Kelly Name: Paul Kelly Title: President

SELLERS:

PIAO Qiuyao

/s/ PIAO Qiuyao On behalf of XD. Engineering Plastics Company Limited and the Minority Shareholders.

COMPANY:

FAVOR SEA LIMITED

By:	_____________________ Name: Title: